FIRST AMENDMENT TO STANDARD INDUSTRIAL REAL ESTATE LEASE

This FIRST AMENDMENT TO STANDARD INDUSTRIAL REAL ESTATE LEASE ("**First Amendment**") is made and entered into as of July 13, 2020 (the "**First Amendment Date**"), by and between MAJESTIC REALTY CO., a California corporation ("**Landlord**"), and GENERAL PHOTONICS CORP., a California corporation ("**Tenant**").

RECITALS

A. Tenant and Majestic Realty Co., a California corporation, and Spectrum Sub C, LLC, a Delaware limited liability company, predecessor-in-interest to Landlord entered into that certain Standard Industrial Real Estate Lease (the "**Lease**"), dated August 25, 2017, whereby Landlord leased to Tenant and Tenant leased from Landlord that approximately 28,000 rentable square foot building (the "**Property**") commonly known as 14351-14355 Pipeline Avenue, Chino, California.

B. The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. **Terms**. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2. **Lease Term**.

2.1 **Extended Lease Term**. The Lease Term is currently scheduled to expire on October 31, 2020 (the "**Lease Expiration Date**"). As of the First Amendment Date, the Lease Term is extended to October 31, 2023 (the "**Revised Lease Expiration Date**"), and, unless sooner terminated under the terms of the Lease, as amended by this First Amendment, will expire on the Revised Lease Expiration Date. The period of time beginning on the day following the Lease Expiration Date and continuing through the Revised Lease Expiration Date is the "**Extended Lease Term.**"

2.2 **Options to Extend Lease Term**. Landlord and Tenant acknowledge that the Option to extend the Lease Term as set forth in Section 2.05 of the Lease has expired. Since Tenant has no future Options to extend the Lease Term beyond the Revised Lease Expiration Date, then Landlord hereby grants to Tenant two (2) Options to extend the Lease Term each for three (3) years (each an "**Option Term**"), provided that Tenant exercises such Options by delivering written notice to Landlord not more than two hundred seventy (270) days nor less than one hundred eighty (180) days prior to the Revised Lease Expiration Date or expiration of the first Option Term, as applicable, and complies with all the other terms of Section 2.05 of the Lease (including without limitation that such Options are personal and Tenant has not been in default under the Lease, as amended). The Base Rent shall be adjusted on the first (1st) day of each above-referenced Option Term in accordance with the Fair Market Value (as set forth in Section 2.05.3 of the Lease).

3. **Base Rent**. Throughout the Extended Lease Term, Tenant will pay Landlord the monthly Base Rent due under the Lease, as amended by this First Amendment, as follows:

Lease Month	Monthly Installment of Base Rent
November 1, 2020 through October 31, 2021	$34,268.00
November 1, 2021 through October 31, 2022	$35,296.04
November 1, 2022 through Revised Lease Expiration Date	$36,354.92

4. **Tenant's Acceptance of the Property**. Landlord and Tenant acknowledge that Tenant has been occupying the Property pursuant to the Lease, since on or about November 1, 2017, and Tenant shall continue to accept the Property in its presently existing, "as is" condition. Tenant acknowledges that Landlord has made no representation or warranty with regard to the condition of the Property or the suitability thereof for Tenant's business, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Property. As of the First Amendment Date, the Property has not undergone inspection by a Certified Access Specialist ("**CASp**"). A CASp can inspect the Property and determine whether the Property complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Property, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Property for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Property. Tenant elects not to perform a CASp inspection of the Property.

5. **Coronavirus Situation**. The parties hereby acknowledge that, as of the date of this First Amendment, the coronavirus outbreak, including, without limitation Covid-19 and any mutations thereof (the "**Coronavirus Situation**") has resulted in various governmental entities at various levels (federal, state, county, city and local) to issue various laws, ordinances, regulations, orders and controls directly in response to the Coronavirus Situation (collectively and as hereinafter promulgated, the "**Coronavirus Governmental Actions**"), which have included, without limitation, orders that allow tenants to withhold or defer rent payments without late fees or interest ("**Coronavirus Rent Deferrals**"). Landlord and Tenant acknowledge that this First Amendment is being entered into while both parties have knowledge and awareness of the Coronavirus Situation and the ongoing Coronavirus Governmental Actions, and Tenant acknowledges and agrees that Landlord would not enter into this First Amendment without Tenant expressly waiving any current or future rights to Coronavirus Rent Deferrals and all other rights now or in the future to withhold any payments to Landlord arising in any way from the Coronavirus Governmental Actions. Therefore, in consideration of the foregoing and Landlord's willingness to enter into this First Amendment, to the maximum extent allowed by Applicable Laws, Tenant hereby expressly and irrevocably waives any and all current or future rights to Coronavirus Rent Deferrals and all other rights now or in the future to withhold or defer any payments of Rent to Landlord arising in any way from the Coronavirus Governmental Actions. Tenant acknowledges and agrees that Landlord is under no obligation to provide notice of any incidents of coronavirus infections within the Property, and the presence of coronavirus infected individuals within the Property is not an excuse or basis for not making payments to Landlord otherwise due under the Lease, as amended, including, without limitation, Rent.

6. **Brokers**. The parties recognize that the only brokers involved in the negotiation of this First Amendment are Majestic Realty Co. and Cushman & Wakefield of California, Inc. and agree that Landlord shall be solely responsible for the payment of any "Brokerage Commission" to such brokers. Each party represents and warrants to the other that they have not dealt with any other broker in connection with the negotiation and consummation of this First Amendment and they each know of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this First Amendment. Each party agrees to indemnify and defend the other party against, and hold the other party harmless from, any and all claims, demands, losses, liabilities, damages, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any other real estate broker or agent.

7. **No Other Modifications**. Except as otherwise provided herein, all other terms and provisions of the Lease shall remain in full force and effect, unmodified by this First Amendment.

8. **Binding Effect**. The provisions of this First Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

9. **Authority**. The parties represent and warrant that they have the requisite authority to bind the entity on whose behalf they are signing.

10. **Counterparts**. This First Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this First Amendment, and all such counterparts when appropriately delivered between the parties together shall constitute one and the same final First Amendment. Either party may deliver its signature to the other via facsimile or electronic (PDF) transmission, and any signature so delivered shall be binding on the delivering party.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have entered into this First Amendment as of the date first set forth above.

Executed on July 27, 2020

"LANDLORD"

MAJESTIC REALTY CO.,
a California corporation

By: ____________________
EDWARD P. ROSKI, JR
By: President and Chairman of the Board

Executed on 7/20, 2020

"TENANT"

GENERAL PHOTONICS CORP.,
a California corporation

By: ____________________
Name: BRUCE PAZOUKI
Its: V.P. Operations

By: ____________________
Name: ____________________
Its: ____________________